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                                                                     EXHIBIT 3.1

                             EVI WEATHERFORD, INC.

                            CERTIFICATE OF AMENDMENT

                                       TO

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


     EVI Weatherford, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Company"), does hereby certify:

     FIRST: That the Board of Directors of the Company, at a special meeting duly held on August 7, 1998, unanimously adopted resolutions proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Company and directed that such amendment be considered at the next annual meeting of stockholders of the Company:

     To amend Article 1 of the Amended and Restated Certificate of Incorporation in its entirety to read as follows:

           "1.  The name of the Corporation is Weatherford
                International, Inc."

     SECOND: That at the annual meeting of stockholders of the Company duly called and held on September 21, 1998, in accordance with Section 222 of the General Corporation Law of the State of Delaware, the holders of a majority of the shares of Common Stock of the Company entitled to vote on such amendment voted in favor of such amendment.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Bernard J. Duroc-Danner, its Chairman of the Board, President and Chief Executive Officer, this 21st day of September, 1998.


                                   EVI WEATHERFORD, INC.


                                   By:  /s/ Bernard J. Duroc-Danner
                                   --------------------------------
                                         Bernard J. Duroc-Danner
                                       Chairman of the Board, President
                                         and Chief Executive Officer



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                             CERTIFICATE OF MERGER

                                    MERGING

                           WEATHERFORD ENTERRA, INC.,
                            A DELAWARE CORPORATION,

                                      INTO

                                   EVI, INC.,
                             A DELAWARE CORPORATION

     Pursuant to the provisions of Section 251(c) of the General Corporation Law of the State of Delaware (the "DGCL"), the undersigned corporation submits the following Certificate of Merger for the purpose of effecting a merger under the DGCL.

     1. The name and state of incorporation of each of the constituent corporations are as follows:


         Name of Corporation            State of Incorporation
         -------------------------      ----------------------
         Weatherford Enterra, Inc.           Delaware
              EVI, Inc.                      Delaware

     2. An agreement and plan of merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the DGCL.

     3. The name of the surviving corporation is EVI, Inc.

     4. Pursuant to the terms of the Merger Agreement, the restated certificate of incorporation of the surviving corporation shall be amended and restated and is attached hereto as Annex A in its entirety.

     5. The executed Merger Agreement is on file at the principal place of business of the surviving corporation, located at 5 Post Oak Park, Suite 1760, Houston, Texas 77027.

     6. A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     Dated as of the 27th day of May, 1998.

                                     EVI, INC.


                                             /s/ Bernard J. Duroc-Danner
                                     -----------------------------------------
                                              Bernard J. Duroc-Danner
                                                  President and
                                             Chief Executive Officer


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                                                                         ANNEX A
                                                                         -------
                             EVI WEATHERFORD, INC.

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


     1. The name of the Corporation is EVI Weatherford, Inc.

     2. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     4. The total number of shares of stock of all classes which the Corporation has authority to issue is Two Hundred and Fifty-Three Million (253,000,000) shares, of which Two Hundred and Fifty Million (250,000,000) shares shall be Common Stock, with a par value of one dollar ($1.00) per share ("Common Stock"), and Three Million (3,000,000) shares shall be Preferred Stock, with a par value of one dollar ($1.00) per share ("Preferred Stock").

     The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock are as follows:

                                PREFERRED STOCK

           Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board of Directors is hereby vested with the authority and is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to time required by law, by filing a certificate pursuant to the General Corporation Law (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The vested authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of the following:

                 (a) the distinctive serial designation of such
            series and the number of shares constituting such series (provided that the aggregate number of shares constituting all series of Preferred Stock shall not exceed Three Million (3,000,000));


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                 (b) the annual dividend rate, if any, on shares
            of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, and whether dividends shall be cumulative and, if so, from which date or dates;

                 (c) whether the shares of such series shall be
            redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (d) the obligation, if any, of the Corporation to
            purchase or redeem shares of such series pursuant to a sinking fund or purchase fund and, if so, the terms of such obligation;

                 (e) whether shares of such series shall be
            convertible into, or exchangeable for, shares of stock of any other class or classes or any stock of any series of the same class or any other class or classes or any evidences of indebtedness and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

                 (f) whether the shares of such series shall have
            voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights, including, without limitation, whether such shares shall have the right to vote with the Common Stock on issues on an equal, greater or lesser basis;

                 (g) the rights of the shares of such series in
            the event of a voluntary or involuntary liquidation, dissolution, winding up or distribution of assets of the Corporation;

                 (h) whether the shares of such series shall be
            entitled to the benefit of conditions and restrictions upon (i) the creation of indebtedness of the Corporation or any subsidiary, (ii) the issuance of any additional stock (including additional shares of such series or of any other series) or (iii) the payment of dividends or the making of other distributions on the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                 (i) any other relative rights, powers,
            preferences, qualifications, limitations or restrictions thereof relating to any such series.



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           Except where otherwise set forth in the resolution or
      resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors. The shares of Preferred Stock of any one series shall be identical with the other shares in such series in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

           Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to any filing required by law.

           Subject to the rights of any outstanding shares of any series of Preferred Stock, this Restated Certificate of Incorporation may be amended from time to time in a manner that would solely modify or change the relative powers, preferences and rights and the qualifications and limitations or restrictions of any issued shares of any series of Preferred Stock then outstanding with the only required vote or consent for approval of such amendment being the affirmative vote or consent of the holders of a majority of the outstanding shares of the series of Preferred Stock so affected provided that the powers, preferences and rights and the qualification and limitations or restrictions of such series after giving effect to such amendment are no greater than the powers, preferences and rights and the qualifications and limitations or restrictions permitted to be fixed and determined by the Board of Directors with respect to the establishment of any new series of shares of Preferred Stock pursuant to the authority vested in the Board of Directors by this Article 4. Approval of any such amendment by the holders of the Common Stock shall not be required and any such amendment shall be deemed not to have affected the holders of the Common Stock adversely.

           The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

                                  COMMON STOCK

           Subject to all of the rights of the Preferred Stock, and except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board of Directors pursuant to this
      Article 4:



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                 (a) dividends may be declared and paid or set
            apart for payment upon Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends and may be payable in cash, stock or otherwise;

                 (b) the holders of Common Stock shall have the
            exclusive right to vote for the election of directors and on all other matters requiring stockholder action, each share being entitled to one vote; and

                 (c) upon the voluntary or involuntary
            liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests to the exclusion of the holders of the Preferred Stock.

     5. The Corporation is to have perpetual existence.

     6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

           To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

           To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

           By a majority vote of the whole board, to designate one or more committees. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the Delaware General Corporation Law, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes, or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and, unless the resolution, bylaws or certificate of incorporation expressly so provides, no such committee shall have the


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      power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

           When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interest of the Corporation.

     7. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     8. All of the powers of the Corporation, insofar as the same may be lawfully vested by this Restated Certificate of Incorporation in the Board of Directors of the Corporation, are hereby conferred upon the Board of Directors of the Corporation.

     In furtherance and not in limitation of the foregoing provisions of this
Article 8, and for the purpose of the orderly management of the business and the conduct of the affairs of the Corporation, the Board of Directors of the Corporation shall have the power to adopt, amend or repeal from time to time any provision of the by-laws of the Corporation (including, without limitation, by-laws governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and by-laws specifying the manner and extent to which prior notice shall be given of the submission of proposals to be submitted at any meeting of stockholders or of nominations of


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elections of directors to be held at any such meeting) by the vote of a majority of the entire Board of Directors, subject to the right of the stockholders of the Corporation entitled to vote thereon to adopt, amend or repeal by-laws of the Corporation. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article 4 of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of stock of all classes and series of stock the holders of which are entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend, alter or repeal any provision of the by-laws.

     9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof and as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



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